UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) September 26, 2007

                            SOUTH TEXAS OIL COMPANY
	      --------------------------------------------------
              (Exact name of Registrant as specified in charter)


            Nevada                  0-50732              74-2949620
-----------------------------     -----------         ----------------
(State or other jurisdiction      (Commission         (I.R.S. Employer
       of incorporation)          File Number)         Identification)

       769 Highway 95N, Bastrop, TX                         78602
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(Address of principal executive offices)                 (Zip Code)

                 (512)772-2474 (Telephone) (512)263-5046 (Fax)
                  -------------------------------------------
                          (Issuer's telephone number)

               2802 Flintrock Trace, Suite 252, Austin, TX 78738
              ---------------------------------------------------
                 (Former address if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under  the  Securities  Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant  to  Rule  14a-12  under  the  Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01    Entry into a Material Definitive Agreement.

A. On January 31, 2007, South Texas Oil Company received a 3 year, $15 million revolving credit facility. On September 25, 2007, South Texas Oil Company increased the credit facility from $15 million to $30 million.

The credit facility of prime plus 4% will be used for acquisitions, additional well workovers and expanded drilling programs.

The original terms of the credit facility were unchanged with the addition the exception of the following terms added to the first Amendment.

South Texas Oil Company and/or its subsidiaries will execute and deliver to Lender those certain Conveyances of Overriding Royalty Interests, each in a form acceptable to Lender, whereby South Texas shall, and/or shall cause the applicable Subsidiaries to, grant perpetual overriding royalty interests in its and the subsidiaries' current and future interests in the hydrocarbon production of all of their leases in the Giddings and Bastrop properties (the "Override Properties") as follows:

* Overriding royalty interests of Lender in the Override Properties equal to 4% until the Override Properties produce 1,000 bbls per day net to the subject working interests for 90 consecutive days;

* Thereafter, overriding royalty interests of Lender in the Override Properties equal to 3% until the Override Properties produce 2,000 bbls per day net to the subject working interests for 90 consecutive days; and

* Thereafter, overriding royalty interests of Lender in the Override Properties equal to 2%.

Notwithstanding the foregoing, at any time after Borrower repays in full all of the outstanding Notes (as defined in the Security Agreement) and the Loan Agreement has been terminated, such overriding royalty interests of Lender in the Override Properties shall be 2%.

B. On September 25, 2007, South Texas Oil Company, through a subsidiary STO Properties, LLC, purchased all rights, titles and interests (of whatever kind or character, whether legal or equitable, and whether vested or contingent) of Diversity Petroleum, LLP (including interests in oil, gas and/or mineral leases covering such lands and wells, overriding royalties, production payments and net profits interests in such lands, such leases and wells, and fee mineral interests, fee royalty interests and other interests in such oil, gas and other minerals)for an amount of $10 million by paying $7.5 million in cash, issuing a promissory note for $1.5 million and issuing restricted shares valued at $1 million.



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SECTION 8 - OTHER EVENTS

ITEM 8.01    Other Events.

On September 26, 2007, South Texas Oil Company issued a news release announcing that South Texas Oil Company had received an increase of $15 million to the company's existing revolving line of credit. A copy of which is attached as
Exhibit 99.3 hereto and incorporated herein by this reference.

Additionally, in the September 26, 2007 news release, South Texas Oil Company announced the company, through a subsidiary STO Properties, LLC, had purchased all rights, titles and interests (of whatever kind or character, whether legal or equitable, and whether vested or contingent) of Diversity Petroleum, LLP (including interests in oil, gas and/or mineral leases covering such lands and wells, overriding royalties, production payments and net profits interests in such lands, such leases and wells, and fee mineral interests, fee royalty interests and other interests in such oil, gas and other minerals)for an amount of $10 million by paying $7.5 million in cash, issuing a promissory note for $1.5 million and issuing restricted shares valued at $1 million.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  Financial Statements and Exhibits.

     (a) Financial Statements.

             Not applicable.

     (b) Pro Forma Financial Information.

If pro forma Information is required, as permitted by Item 9.01(b)(2) of Form 8-K, we will file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K by amendment to this Current Report on Form 8-K on or prior to 71 calendar days from the date we are required to report the acquisition.

     (c) Exhibits

Exhibit Number      Description

99.1                First Amendment to Loan Agreement and Revolving Credit Note
99.2                Purchase and Sale Agreement
99.3                Press Release dated September 26, 2007

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          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2007

               South Texas Oil Company

               By: /s/ Murray N. Conradie
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               Murray N. Conradie, Chief Executive Officer